UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Warfvingesväg 45, SE-112 51 Stockholm, Sweden 4000 Executive Parkway, Suite 200, San Ramon, CA.		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 11, 2008, the Company received a Nasdaq Staff deficiency letter from The NASDAQ Stock Market Listing Qualifications Department stating that it has not paid certain fees required by Marketplace Rule 4310(c)(13) (the “Rule”). The Company’s past due balance currently total $43,615.08. The notice further states that the Nasdaq Listing Qualification Panel (“Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on the NASDAQ Capital Markets. The Company has until December 18, 2008 to present its views with respect to this deficiency to the Panel.

A copy of the Company’s press release announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated y reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Neonode Inc. Press Release “Neonode Announces Receipt of NASDAQ Non-Compliance Letter”, dated December 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 15, 2008

NEONODE INC.

By:	/s/ David W Brunton
David W Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Neonode Inc. Press Release “Neonode Announces Receipt of NASDAQ Non-Compliance Letter”, dated December 11, 2008.